Certain identified information marked with “[***]” has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

南京江宁经开产业股权投资合伙企业（有限合伙）

与

江苏星纪魅族科技有限公司

及

Polestar Automotive (Singapore) Distribution Pte. Ltd.

关于

极星时代科技（南京）有限公司

之

股东协议

Shareholders Agreement

Of

Polestar Times Technology (Nanjing) Co., Ltd.

Among

Nanjing Jiangning Economic and Technological Development Zone Industrial Equity Investment Partnership (Limited partnership)

Jiangsu Xingji Meizu Technology Co., Ltd.

And

Polestar Automotive (Singapore) Distribution Pte. Ltd.

2024 年 2 月

目录
Table of Contents

第 1 条　定义 Definitions....4

第 2 条　公司治理 Corporate Governance....6

第 3 条　股权变动与调整 Equity Changes and Adjustments....19

第 4 条　各方的约定 Agreement of the Parties....25

第 5 条　违约及赔偿 Liability and Compensation for Breach of Contract....28

第 6 条　协议效力 Effectiveness....28

第 7 条　不可抗力 Force Majeure....29

第 8 条　适用法律和争议的解决 Governing Law and Dispute Resolution....29

第 9 条　其他条款 Miscellaneous....31

2

股东协议

Shareholders Agreement

本**股东协议**(“**本协议**”)由以下签约方于 2024 年2月29日在南京市江宁经济技术开发区签署：

This Shareholders Agreement (this “**Agreement**”) is made and entered into on February 29, 2024 in Nanjing Jiangning Economic and Technological Development Zone by and among:

本轮投资人:

Investor:

南京江宁经开产业股权投资合伙企业（有限合伙），一家根据中国法律注册成立并有效存续的有限合伙企业，其统一社会信用代码为[***]。

Nanjing Jiangning Economic and Technological Development Zone Industrial Equity Investment Partnership (Limited partnership), a limited partnership registered in the PRC (unified social credit code: [***]), incorporated and existing under the laws of the PRC.

目标公司:

Company:

极星时代科技（南京）有限公司(“**公司**”) 一家根据中国法律注册成立并有效存续的有限责任公司，其统一社会信用代码为[***]。

Polestar Times Technology (Nanjing) Co., Ltd. (the “**Company**”), a limited liability company registered in the PRC (unified social credit code: 91442000MAD0U8HC29), incorporated and existing under the laws of the PRC.

现有股东:

Existing Shareholders:

江苏星纪魅族科技有限公司(“**星纪魅族**”)，一家根据中国法律注册成立并有效存续的有限责任公司，统一社会信用代码为[***]；

Jiangsu Xingji Meizu Technology Co., Ltd. (“**Xingji Meizu**”), a limited liability company registered in the PRC (unified social credit code: [***]), incorporated and existing under the laws of the PRC.

Polestar Automotive (Singapore) Distribution Pte. Ltd.(“**极星新加坡**”)，一家根据新加坡共和国法律注册成立并有效存续的有限责任公司，唯一实体编号为[***]。

Polestar Automotive (Singapore) Distribution Pte. Ltd. (“**Polestar Singapore**”), a limited liability company registered in Singapore (unique entity number: [***]), incorporated and existing under the laws of Singapore.

本协议中，以上签约方以下单称为**“一方”**，合称为**“各方”**。

Each of the parties to this Agreement is referred to herein individually as a “**Party**” and collectively as the “**Parties**”.

鉴于：

WHEREAS:

(1) 南京江宁经济技术开发区管理委员会于______年______月______日与湖北星纪魅族集团有限公司(统一社会信用代码为[***]，“**星魅集团**”)签署了《投资协议》(“**投资协议**”)。为投资协议项下股权投资之目的，各方拟签署本协议及增资协议（定义见下文）以明确各方权利和义务；

Nanjing Jiangning Economic and Technological Development Zone Management Committee signed an Investment Agreement (“**Investment Agreement**”) with Hubei Xingji Meizu Group Co., Ltd. (unified social credit code: [***], “**Xingmei Group**”) on ____, ____. For the purpose of equity investment under the Investment Agreement, the Parties intend to enter into this Agreement and the Equity Purchase Agreement (as defined below) to clarify the rights and obligations of the Parties;

(2) 星魅集团、极星新加坡及 Polestar Automotive (Singapore) Pte. Ltd.(一家根据新加坡共和国法律注册成立并有效存续的有限责任公司，唯一实体编号为[***])于2023 年 6 月 19 日签署了《湖北星纪魅族集团有限公司与 Polestar Automotive (Singapore) Pte. Ltd.和 Polestar Automotive (Singapore) Distribution Pte. Ltd.之股东协议》(“**极星公司合资协议**”)；

Xingmei Group, Polestar Singapore and Polestar Automotive (Singapore) Pte. Ltd. (a limited liability company registered in Singapore (unique entity number: [***]), incorporated and existing under the laws of Singapore) signed a Shareholders Agreement among Hubei Xingji Meizu Group Co., Ltd., Polestar Automotive (Singapore) Pte. Ltd. and Polestar Automotive (Singapore) Distribution Pte. Ltd. ("**Polestar Joint Venture Agreement**") on June 19, 2023;

(3) 本轮投资人、公司及现有股东于2024年2月29日签署了《南京江宁经开产业股权投资合伙企业（有限合伙）与江苏星纪魅族科技有限公司及 Polestar Automotive (Singapore) Distribution Pte. Ltd.关于极星时代科技（南京）有限公司之增资协议》("**增资协议**");

The Investor, Company and Existing Shareholders signed an Equity Purchase

Agreement of Polestar Times Technology (Nanjing) Co., Ltd. among Nanjing Jiangning Economic and Technological Development Zone Industrial Equity Investment Partnership (Limited partnership), Jiangsu Xingji Meizu Technology Co., Ltd. and Polestar Automotive (Singapore) Distribution Pte. Ltd. ("**Equity Purchase Agreement**") on ____, ____;

(4) 根据增资协议，[***]后，公司的股权情况如下表所示：

In accordance with the Equity Purchase Agreement, the shareholding structure of the Company after [***] is shown as follows:

股东 **Shareholders**	**第四次增资交割后** **After the Closing Date of the Fourth Capital Increase**	
	注册资本(万美元) **Registered Capital (US $Ten Thousand)**	**股权比例(%)** **Equity Ratio (%)**
星纪魅族 **Xingji Meizu**	10,200	[***]
极星新加坡 **Polestar Singapore**	9,800	[***]
本轮投资人 **Investor**	[***]	[***]
注册资本合计 **Total registered capital**	[***]	**100.0000**

注：本表格中股权比例四舍五入后保留 4 位小数，表中合计数与各明细数直接相加之和在尾数上如有差异，是由于四舍五入造成。

Note: The equity ratios in this table are rounded to 4 decimal places. Any difference in the mantissa between the total and the direct sum of each detail is due to rounding.

(5) 作为本轮投资人支付本轮投资款的前提条件之一，现有股东及目标公司应当与本轮投资人签署本协议。各方通过签署本协议作为增资协议的补充协议，规定第一次增资交割日后公司的经营以及公司股东的权利和义务。

As a condition precedent for the Investor to make the payments of the Capital Increase, Existing Shareholders and the Company should sign this Agreement with the Investor. All parties shall sign this Agreement as a supplementary agreement to the Equity Purchase Agreement, which stipulates the operation of the Company and the rights and obligations of the Company's shareholders after the Closing Date of First Capital Increase.

基于上述，根据中华人民共和国有关的法律、法规和规范性文件的规定，各方经友好协商，达成本协议如下：

NOW THEREFORE, in accordance with the relevant laws, regulations and regulatory documents of the PRC, and through friendly consultation, the Parties hereby agree as follows:

第1条 定义

Article 1 Definition

1.1 定义

Definition

除非本协议另有约定或上下文另有说明，本协议中的词语与增资协议中使用的词语具有相同含义，且下列词语具有以下含义：

Unless otherwise defined in this Agreement or the context indicates otherwise, the terms in this Agreement shall have the same meaning as the terms used in the Equity Purchase Agreement and the following terms shall have the following meanings:

第一次增资交割日 the Closing Date of First Capital Increase	指 means	增资协议项下规定之含义，即第一次增资款实际支付日期。 The meaning defined in the Equity Purchase Agreement, which is the date of actual payment of the first capital increase.
集团成员 Group Members	指 means	公司通过持有股权或合约安排控制的实体以及该等实体的分支机构，各单独称为"集团成员"，包括但不限于上海极星时达汽车售后服务有限公司（统一社会信用代码：[***]）及上海极星时达汽车销售有限公司（统一社会信用代码：[***]）。 The entities controlled by the company through equity or contractual arrangements, as well as the branches of such entities, are individually referred to as "Group Members", including but not limited to Shanghai Jixing Shida Automotive After sales Service Co., Ltd. (Unified social credit code: [***]) and Shanghai Jixing Shida Automotive Sales Co., Ltd. (Unified social credit code: [***]).
控股股东 Controlling Shareholder	指 means	新加坡 DreamSmart DreamSmart Singapore

1.2 释义

Interpretation

在本协议中，除非另有规定，否则：

In this Agreement, unless otherwise provided:

(1) "本协议"一词指本股东协议外，还包括经各方协商一致对本协议的不时修订、补充和调整以及附件；

The term "this Agreement" refers to this Shareholders Agreement, and also includes the amendments, supplements and adjustments to this Agreement from time to time as well as the appendix agreed upon by all Parties;

(2) "条"指本协议的条(除非上下文另有所指)。本协议鉴于条款应视为本协议的一部分；

"Article" means the Article of this Agreement (unless the context otherwise requires). The "Whereas" clause of this Agreement shall be deemed to be part of this Agreement;

(3) 条号和标题仅为方便参阅而设，不影响本协议的释义或解释；

Article numbers and titles are only for convenience of reference and shall not affect the interpretation or interpretation of this Agreement;

(4) 出现"本条"时，如下文无随即注明专指某款内容，则视为援引该条全部内容(而不仅是该条的某项、某段或某款)；

When this "Article" appears, if there is no immediate indication below that it specifically refers to a certain paragraph, the entire content of the article will be deemed to be quoted (not just a certain item, paragraph or paragraph of the article);

(5) "书面"指通过信件、电子邮件或传真传达的通信；

"Written" means a communication conveyed by letter, email or fax;

(6) "包括"均应理解为包括但不限于；

"Including" shall be understood as including but not limited to;

(7) "以上"应理解为包括本数；

"Above" shall be understood as including the present number;

(8) “应”“将”“同意”表示强制的，“可”表示许可的；

“shall”, “will” and “agree” means mandatory, “may” means permission;

(9) 如某事件的发生日期根据本协议的规定为非工作日，则视为应在下个工作日发生。

If an event occurs on a day which is not a Business Day under this Agreement it shall be deemed to occur on the next following Business Day.

(10) “主营业务”/“业务”指：在中国大陆地区运营及销售极星品牌汽车及提供保修服务；在全球范围内研发、生产、运营及销售极星品牌汽车操作系统以及智能配套产品（包括不限于极星手机、极星AR眼镜）等，受限于公司股东会对公司主营业务不时的修改。

“Main Business”/“Business” refers to the operation and sales of Polestar brand vehicles and the provision of warranty services in Chinese Mainland; research and development, production, operation and sales of the Polestar brand automotive operating system and intelligent supporting products (including but not limited to Polestar smartphones and Polestar AR glasses) on a global scale, which are subject to modifications made by the shareholders' meeting of the Company from time to time.

第2条 公司治理

Article 2 Corporate Governance

2.1 <u>股东会</u>

Shareholders' Meeting

2.1.1 股东会会议由股东按照认缴出资比例行使表决权，各股东所持每一元注册资本表决权相同。股东会为公司的最高权力机构，拥有《中华人民共和国公司法》和其他适用法律项下规定的权力和权限，决定公司的重大事项，包括：

The voting rights of shareholders at the shareholders' meeting shall be based on their respective proportion of registered capital between the Parties in the Company. Each shareholder has the same voting rights for every Yuan of registered capital held. The shareholders' meeting is the Company's highest authority and has the power and authority stipulated in the Company Law of the PRC and other applicable laws to decide on major matters of the Company, including:

(1) 决定公司的经营方针和投资计划(总体方案);

approval of the business principle and investment plan (general plan) of the Company;

(2) 选举和更换非由职工代表担任的董事、监事;

electing and removing directors or supervisors that are not representatives of the employees;

(3) 审议批准董事会的报告;

approval of the reports of the board of directors;

(4) 审议批准监事会的报告;

approval of the reports of the board of supervisors;

(5) 审议批准公司的年度财务预算方案、决算方案;

approval of the annual financial budget and final accounting plan of the Company;

(6) 对发行公司债券作出决议;

approval of issuance of bonds by the Company;

(7) 审议批准公司的利润分配方案和弥补亏损方案;

approval of the profits distribution plan and losses recovery plan;

(8) 决定有关董事、监事(仅就其董事和监事职位)的报酬事项;

approval of the remuneration of directors and supervisor in their capacity as directors and supervisor;

(9) 对公司增加或减少注册资本作出决议;

any increase or decrease of the registered capital of the Company;

(10) 对公司合并、分立、解散、清算、停业或变更公司形式作出决议;

any merger, division, dissolution, liquidation, winding up or change of corporate structure of the Company;

(11) 修改公司章程;

any amendment to the articles of association of the Company;

(12) 批准星纪魅族和极星新加坡共同向公司或集团成员提供的贷款或双方共同为公司(或集团成员)的贷款向任何第三方提供的任何保证或其他担保;

approval of loans to be jointly provided by Xingji Meizu and Polestar Singapore to the Company or a Group Member or any guarantee or other security to be jointly provided by Xingmei Group and Polestar Singapore to any third party for loans borrowed by the Company (or a Group Member);

(13) 公司全部或绝大部分主营业务的任何重大改变、中止或终止，或公司全部或绝大部分资产的出售、转让或处置;

any material change, suspension or termination of all or substantially all of the Main Business of the Company or the sale, transfer or disposition of all or substantially all of the assets of the Company;

(14) 在日常业务过程以外，极星品牌或公司任何其他重要知识产权的任何许可、分许可、转移和处置；和

any license, sublicense, transfer or disposal of any of the Polestar Brands or any other material Intellectual Property Rights of the Company outside the ordinary course of business; and

(15) 公司章程规定的其他职权。

any other matters as stipulated in the articles of association.

股东会决议应由代表 50%以上表决权的股东通过，关于上述[***]至[***]项的决议应取得公司全体股东（包括本轮投资人）的同意。就股东会有效表决通过的事项，各方应当配合及时采取必要的行动、签署必要的文件，以促使相关事项得到有效实施和实现。

Resolutions of shareholders' meeting shall be approved by shareholders holding no less than 50% of the voting rights, and resolutions in relation to items [***] through [***]above shall be approved by all shareholders (including the Investor) unanimously. With respect to matters that have been duly approved by the shareholders' meeting, the Parties shall cooperate with each other, take necessary actions and execute necessary documents in a timely manner so as to cause the relevant matters to be effectively implemented and achieved.

2.1.2 除本协议另行约定的外，下列特别事项必须经股东会审议且批准该等事项的决议应包含本轮投资人的同意：

Unless otherwise agreed in this Agreement, the following special matters must be reviewed and approved by the shareholders' meeting, and the resolution approving such matters shall include the consent of the Investor in this round:

[***]

2.1.3 公司应在每一财务年度召开一次股东会作为年度股东会，但自一次年度股东会起至下一次年度股东会止的时间不得超过[***]。受限于适用法律的规定，临时股东会应在董事会要求并召集时或根据适用法律另行召集时召开。

The Company shall in each financial year hold a general meeting of the shareholders as its annual general meeting provided that the period of time from one annual general meeting to the next shall not exceed [***] Subject to applicable law, extraordinary general meetings of the shareholders shall be held whenever requested and convened by the board of directors or otherwise in accordance with applicable law.

2.1.4 每一股东应有权收到关于公司任何股东会会议的书面通知，其中需要合理详细地列明会议时间、日期、地点和议程。该书面通知应在该临时股东会召开前至少[***]日(且在任何年度股东会召开前至少[***]日)(或受限于适用法律，如特殊情况需要更短期限，则该等更短期限由具体情况合理要求且经股东一致同意)发送至该股东在公司股东名册中列明的地址。

Each shareholder shall be entitled to receive written notice of any shareholders' meeting of the Company, setting out the time, date, place and agenda in reasonable detail, given to it at its address noted in the Company's register of members at least [***] days prior to the date such extraordinary general meeting is to be held (and at least[***] days prior to the date of any annual general meeting to be held) (or subject to applicable law, where the particular circumstances require a shorter period, such shorter period as the circumstances reasonably require and as unanimously agreed to by the shareholders).

2.1.5 股东作出的书面决议，如果经全体股东签署认可，则将被视为有效通过。

A written resolution of the shareholders will be validly passed if the text of the resolution has been signed and approved by all of the shareholders.

2.1.6 股东会会议应以中英文进行，会议记录应以中英文制作和保存。中英文版本的会议记录应具有同等效力。股东会会议应制作完整和准确的会议记录。任何股东会会议记录应由与会的股东或其代理人签署，并应在会后立即但不晚于股东会会议结束后[***]工作日分发给各股东。会议记录簿应保存在公司总部，供任何股东和/或任何一方的代表在工作时间查阅。为免歧义，仅用于递交给政府部门的相关决议和会议记录可以只以中文制作。

The shareholders' meeting shall be conducted in both English and Chinese, and the minutes shall be produced and maintained in both English and Chinese. The English and Chinese versions of the minutes shall be of equal effect. The shareholders' meeting shall cause complete and accurate minutes to be prepared. Minutes of any shareholders' meeting shall be signed by the participating shareholders or their proxies and be distributed to all shareholders promptly after the meeting but no later than[***] Business Days after the shareholders' meeting. The minutes book shall be kept at the Company's head office and shall be available for inspection during business hours by any shareholder and/or representatives of either Party. For the avoidance of doubt, the relevant resolutions and meeting minutes only for submission to government authorities may be produced in Chinese only.

2.1.7 [***]

2.2 董事会

Board of Directors

2.2.1 公司董事会由五(5)名董事组成，其中星纪魅族(“**星纪魅族董事**”)有权委派三(3)名董事，极星新加坡有权委派两(2)名董事(“**极星董事**”)。第二次增资交割日后公司董事会应由七(7)名董事组成，其中星纪魅族有权委派四(4)名董事，极星新加坡有权委派两(2)名董事，本轮投资人有权委派一(1)名董事。

The board of directors shall consist of five (5) directors, among whom three (3) shall be appointed by Xingji Meizu (“**Xingji Meizu Directors**”) and two (2) by Polestar Singapore (“**Polestar Directors**”). The board of directors after the closing date of the Second Capital Increase shall consist of seven (7) directors, among whom four (4) shall be appointed by Xingji Meizu, two (2) by Polestar Singapore and one (1) by the Investor.

根据公司章程规定，本协议第2.2.7条约定的事项如须经股东会决议通过的，还应在董事会相应批准后须提请股东会决议通过。有权委派董事的任何一方应通过向公司发送通知的方式委派董事。各方在经适当召开的股东会上应当对星纪魅族、极星新加坡及本轮投资人委派的董事投赞成票，并应同意修订公司章程以反映董事会组成的变更。

In accordance with the provisions of the articles of association of the Company, if the matters set forth in Article 2.2.7 of this Agreement require the approval of the shareholders’ meeting, they shall be submitted to the shareholders’ meeting for approval after corresponding approval by the board of directors. Any Party entitled to appoint a director shall appoint such director by giving notice to the Company. Each Party shall vote in favor of directors appointed by Xingji Meizu, Polestar Singapore and the Investor in a duly convened shareholders’ meeting and shall agree the amendment of the articles of association of the Company to reflect the changes in the composition of the board of directors.

各方同意，尽管本协议或公司章程有任何相反的约定，如果本轮投资人在公司的持股比例低于[***]，本轮投资人委派董事的任期应被视为已届满，本轮投资人应当根据公司的要求配合解除其委派的董事职务，并办理董事变更的相关手续。

The Parties mutually agreed that, notwithstanding anything to the contrary set forth in this Agreement or the articles of association of the Company, if the percentage of equity interests of the Company held by the Investor is no more than [***], the term of the director appointed by the Investor shall be deemed to have expired and the director appointed by the Investor shall be removed from the board of directors of the Company upon the request of the Company and go through the relevant procedures for director changes.

在本轮投资人持有公司股权期间，若本轮投资人未有委派董事的，本轮投资人有权委派一(1)名董事会观察员参加公司的董事会。董事会观察员有权接收董事会所有的会议通知，以及该董事会会议向董事发送的所有文件和其他信息的副本。董事会观察员对作为观察员期间接收到的所有文件和信息承担保密义务。董事会观察员不拥有投票权，不应计算在出席公司董事会法定人数内。

During the period when the Investor holds any equity interests of the Company, if the Investor does not appoint any director to the board of directors, the Investor shall have the right to appoint one (1) observer to attend the meetings of board of directors. The observer shall have the right to receive all meeting notice and the copies of all documents and other information sent to the directors by the board of directors and shall keep all documents and information received confidential during the term as an observer. The observer shall not have any voting rights and shall not be counted within the quorum of the board of directors.

2.2.2 董事的任期为三(3)年，任期届满，可以连选连任。有权委派董事的任何一方可随时向其他股东和公司发送通知撤换其委派的任何董事。撤换其委派董事的一方应自行负责支付该董事的任何损失的赔偿金或该董事因其撤换而提出的所有其他索赔。

The term of each director shall be three (3) years and can be renewable upon reappointment. Any Party entitled to appoint a director may, at any time, remove and replace any director appointed by it by giving notice to the other shareholders and the Company. The Party removing the director appointed by it shall be solely responsible for paying any compensation for any loss of such director or all other claims made by such director in relation to his removal. 2.2.3 如果由于董事退休、辞职、生病、无行为能力或死亡或由于委派方撤换该董事 而导致董事会席位出现空缺，委派方应在上述任何情况发生后三十(30)个工作 日内委派继任董事，完成该董事的任期，并应将上述变更通知其他方和公司。 如果由于该等董事的撤换或辞职导致无法达到法定人数，则该等撤换或辞职应 在继任董事被任命后生效。 If a seat on the board of directors is vacated by the retirement, resignation, illness, disability or death of a director or by the removal of such director by the appointing Party, the appointing Party shall appoint a successor within thirty (30) Business Days upon occurrence of any of such aforesaid event to serve out such director’s term and shall give notice of such change to the other Parties and the Company. If a quorum is not possible due to the removal or resignation of such director(s), then such removal or resignation shall not become effective until a replacing director is or replacing directors are appointed. 2.2.4 董事应适当谨慎地、勤勉地履行其职责。董事履行其董事职责不应从公司领取 报酬或补偿，但因履行董事职责而发生的所有合理费用，包括参加董事会会议 的住宿和交通费用，应由公司承担。 The directors shall carry out their duties with due care and diligence. The directors shall serve without remuneration or reimbursement by the Company in their capacity as directors, except that all reasonable expenses incurred for performance of their duties as directors, including accommodation and transportation costs incurred from attending board meetings, shall be borne by the Company. 2.2.5 公司应就各董事因作为公司董事履行其职责而发生的一切权利索赔和责任对其 进行赔偿，但前提是，引起该等索赔和责任的董事的任何作为或不作为并不构 成故意不当作为、严重疏忽或违反刑法。 The Company shall indemnify each director against all claims and liabilities incurred in the performance of his duties as a director of the Company, provided that any act or omission of a director which gives rise to such claims and liabilities do not constitute intentional misconduct, gross negligence or violations of criminal laws. 2.2.6 董事会设一(1)名董事长，由星纪魅族委派。其他董事应在经适当召开的董事会 上对于星纪魅族对董事长的委派投赞成票。董事长无投第二票或决定票的权利。 董事长为公司的法定代表人。 The board of directors shall have one (1) chairman, who shall be appointed by Xingji Meizu. Other directors shall vote in favor of the appointment of the Chairman appointed by Xingji Meizu in a duly convened Board meeting. 2.2.7 董事会负责决定公司日常经营的重大决策，包括： The board of directors shall be responsible for material daily operational decisions of the Company, including: (1) 召集股东会会议，并向各股东报告工作； convening shareholders’ meetings and reporting to the shareholders; (2) 执行股东会决议； implementing resolutions of the shareholders’ meeting; (3) 批准公司的经营计划和投资计划(详细方案)； approval of business plans, investment plans (detailed plans) of the Company; (4) 制定公司的年度财务预算方案、决算方案； formulating annual financial budget and final accounting plan of the Company; (5) 制定公司的利润分配方案和弥补亏损方案； formulating the profits distribution plan and losses recovery plan; (6) 制订公司增加或者减少注册资本以及发行债券的方案； formulating plans for increase or decrease of the registered capital of the Company and the issuance of bonds; (7) 制订公司合并、分立、解散或者变更公司形式的方案； formulating plans for merger, division, dissolution or change of corporate structure of the Company; (8) 决定公司内部管理机构的设置； approval of establishment of internal management structure of the Company; (9) 决定聘任或解聘公司的总经理(CEO)、财务负责人(CFO)等高级管理人员； approval of appointment or dismissal of Chief Executive Officer (CEO), Chief Financial Officer (CFO) and other senior management of the Company; (10) 制定公司的基本管理制度； adopting the basic management rules of the Company; (11) 批准单笔支出金额超过[***]的公司的资本性支出(经股东会批准的年度经营 计划、投资计划和财务预算内的支付除外)； to the extent not included in the annual business plan, investment plan and financial budget approved in the shareholders’ meeting, approval of any capital expenditure by the Company in an individual amount exceeding [***]; (12) 签署、实质性修改或终止任何单笔金额超过[***]的对公司有约束力的销售 合同和其它商业合同(经股东会批准的年度经营计划、投资计划和财务预 算内的项目除外)； to the extent not included in the annual business plan, investment plan and financial budget approved in the shareholders’ meeting, execution of, substantial amendment to or termination of the sales contracts and any other commercial contract binding on the Company with an individual contractual price exceeding [***]; (13) 决定 CEO、CFO 等高级管理人员的薪酬； approval of remuneration of CEO, CFO and other senior management; (14) 聘任或解聘审计师，对公司及集团成员审计政策的重大变更作出决议； appointing or dismissing the auditor, approving material changes of audit policies of the Company and the Group Members; (15) 在股东会批准的经营计划和财务预算外，批准公司(集团成员)向集团成员 以外的第三方的任何贷款，公司(或集团成员)为集团成员以外第三方提供 保证或担保(中国法律规定须由股东会决议通过的除外)、向集团成员以外 的第三方提供贷款，前提是该等贷款、保证或担保的金额超过[***]； to the extent not included in the business plan and financial budget approved in the shareholders’ meeting: approval of any loans provided by the Company (or any of the Group Members) to any third party who is not a Group Member, offer of guarantee or other security by the Company (or a Group Member) to any third party who is not a Group Member (except for those required by laws to be adopted by the shareholders’ meeting), or offer of any loans to any third party who is not a Group Member, provided that the amount of such loan, guarantee, security exceeds [***]; (16) 批准标的总额超过公司上一会计年度经审计净资产[***][***] (以孰高金额为 准)的有关的任何诉讼、仲裁或其他法定程序或权利主张的开始或解决； approval of the initiation or settlement of any litigation, arbitration or other legal proceedings or claim in an amount exceeding the higher of [***]and [***]of the audited net assets of the Company for the previous fiscal year; (17) 制定公司和集团成员的关联交易管理制度(该等制度应要求所有公司和集 团成员参与的关联交易均应符合公平合理定价原则)，并根据公司的关联 交易制度审批需要董事会审批的关联交易； adoption of related-party transaction management rules of the Company and the Group Members (which shall require the arm’s-length principle being adopted for all related-party transactions engaged by the Company or the Group Members), reviewing and approving related-party transactions that need to be approved by the board of directors pursuant to such rules; (18) 批准公司及集团成员在正常业务经营之外的收购行为； approval of acquisitions outside the ordinary course of business by the Company and the Group Members; (19) 批准在正常销售和零售业务范围之外设立或解散子公司、批准该等子公 司章程的修订，决定出售该等子公司的部分或全部股权，对该等子公司 增加或者减少注册资本以及发生合并、分立、解散或者变更集团成员的 公司形式的事项作出决议； approval of establishment or dissolution of subsidiaries outside the ordinary course of sales and retail business; approval of the subsidiaries’ articles of association, the disposal of all or part of their equity interest, increase or decrease in their registered capital, merger, division, dissolution or change of corporate structure of the such subsidiaries; (20) 批准转让、租赁或以其他类似方式处置单笔金额超过[***]的公司资产； approval of any transfer, lease or other similar disposition of the assets of the Company in an individual amount exceeding [***]; (21) 制订公司的章程修正案； formulating amendments to the articles of association; (22) 审议批准公司经审计的财务报表； approval of audited financial statement of the Company; (23) 审议公司私募股权融资、首次公开发行及其他上市方案； review the private equity financing, IPO and other listing plan of the Company; (24) 审议批准任何股份/股权激励计划的修改；及 approval of any amendment to any share/equity incentive plan; and (25) 中国法律、公司章程规定、本协议规定或股东会授权批准的其他事项。

any other matters as stipulated in the PRC Laws, the articles of association, this Agreement or authorized by the shareholders' meeting.

在每次董事会会议上，每名亲自出席或委托代理人出席的董事有一票表决权。董事会决议的表决，实行一人一票。董事会作出的决议必须经回避表决后的其他全体董事的二分之一以上同意，与上述第[***]项至第[***]项相关的决议须获得极星董事至少一票赞成票。针对经董事会有效表决通过的事项，各方应当配合，并应促使各自提名的董事配合及时采取必要的行动、签署必要的文件，以促使相关事项得到有效的执行和实现。

At each board meeting, each director present in person or by proxy shall be entitled to one vote. Each director shall have one vote in the deliberation of resolutions of the board of directors. Subject to abstaining from voting, resolutions made by the board of directors shall be approved by no less than 50% of all the directors and resolutions in relation to items [***]through [***]above shall be approved by at least one (1) affirmative vote from Polestar Director. With respect to the matters that have been duly approved by the board of directors, the Parties shall cooperate with each other, and to procure the directors nominated by each of the Parties to cooperate in taking necessary actions and executing necessary documents in a timely manner so as to cause the relevant matters to be effectively implemented and achieved.

2.2.8 董事长可召集董事会会议，并应至少提前[***]个工作日向全体董事发出通知。董事会会议应至少每年召开[***]次。两(2)名或两(2)名以上董事可以通知董事长召集董事会会议，董事长应至少提前[***]个工作日通知其他董事。本第 2.2.8 条所述的[***]个工作日的通知期可经全体董事书面同意而予以豁免，或者，如果全体董事(包括代理人)均出席董事会会议，则可视为已予以豁免。董事会可通过书面决议来代替召开董事会会议，但应由全体董事签署该决议。

The Chairman may call a board meeting by giving not less than [***]Business Days' notice to all the directors. The meeting of the board shall be held at least [***] times every year. Two (2) directors or more may call a board meeting by giving notice to the chairman who shall, giving not less than [***]Business Days' notice to all other directors, convene a board meeting. The[***] Business Days' notice period referred to in this article 2.2.8 may be waived by the written consent of all directors or may be deemed as waived if all directors (including proxies) are present at the board meeting. In lieu of a board meeting, resolutions may be adopted by the board of directors in writing if the resolution is signed by all the directors.

2.2.9 召开董事会会议的通知必须附有书面议程，合理详细地列明将在董事会会议上提出和讨论的事项及其支持文件(如有)。在遵守以下第 2.2.10 条规定的前提下，除非全体董事另行同意，除通知中列明的事项外，董事会会议不得讨论或批准任何其他事项。本第 2.2.9 条项下发出的所有通知、会议议程和支持文件(如有)应为中文和英文两种语言。

A notice convening a board meeting must be accompanied by a written agenda specifying in reasonable detail the items to be raised and discussed at the board meeting as well as the supporting documents (if any). Subject to Article 2.2.10 below and unless otherwise agreed by all directors, no items shall be discussed or approved at the meeting other than the items specified in the notice. All notices, meeting agenda and supporting documents (if any) given under this Article 2.2.9 shall be given in both Chinese and English.

2.2.10 每位董事可在计划召开董事会会议日期前至少提前[***]个工作日向其他董事发出通知，要求在计划召开的董事会会议上讨论额外的提案，该等额外提案应合理详细地列明该等额外事项并提供相关支持文件(如有)。

Each director may by at least[***]Business Days' notice to all other directors before the date scheduled for the board meeting require additional proposals to be discussed at the scheduled meeting by specifying such additional items in reasonable detail and providing supporting documents (if any).

2.2.11 任何董事均可以书面委托其他董事作为其代理人在董事会会议上投票，但该委托必须以书面形式作出，并应在董事会会议上或会议前提交给董事会会议主席。除其作为董事的投票权外，代理人有权计入法定人数并行使其委派董事的投票权。每一位缺席董事的代理人均应有充分的权力和权限对董事会在其职权范围内决定的所有事项中代表其委派的董事，并对其委派的董事具有约束力。

Any director may appoint other director as his proxy for the purpose of voting at a board meeting provided that the appointment is made in writing and produced at or before the board meeting to the chairman of the meeting. The director acting as a proxy has the right to count towards the quorum and to exercise the vote of his appointer in addition to the voting rights of the proxy as a director. Each proxy of an absent director shall have full power and authority to represent and bind his appointer in all items decided by the board of directors within the scope of the functions of the appointer.

2.2.12 任何董事会会议应在公司的主要营业地或全体董事一致同意的其他地点举行。董事会会议可通过电话、视频会议或其他电子方式举行，但前提是所有与会者均能相互听清，且自始至终出席会议。

Any board meeting shall be held at the principal place of business of the Company or such other venue as may be agreed by all directors. A meeting may be held by telephone, video-conferencing or other electronic means, provided that all participants can hear and be heard and are present from the commencement to the close of the meeting.

2.2.13 董事会会议应以中英文进行。会议记录应以中英文制作和保存。中英文版本的会议记录应具有同等效力。董事会应促使制定完整和准确的会议记录。任何董事会会议记录应由全体董事或其代表签署，并应在会后及时(但不得晚于会后[***]个工作日)分发给全体董事。董事会会议记录簿应保存在公司总部，供任何一方的董事和/或代表在工作时间查阅。

The board meeting shall be conducted in both English and Chinese, and the minutes shall be produced and maintained in both English and Chinese. The English and Chinese versions of the minutes shall be of equal effect. The board of directors shall cause complete and accurate minutes to be prepared. Minutes of any board meeting shall be signed by all the directors or their proxies and be distributed to all the directors promptly after the meeting but no later than[***] Business Days after the board meeting. The minutes book shall be kept at the Company's head office and shall be available for inspection during business hours by any director and/or representatives of either Party.

2.3 监事会

Board of Supervisors

2.3.1 公司设监事会。监事会由三(3)名监事组成，其中星纪魅族有权提名一(1)名监事、极星新加坡有权提名一(1)名监事、本轮投资人有权提名一(1)名监事。公司股东应当在适当召开的股东会上对星纪魅族、极星新加坡及本轮投资人提名的监事投赞成票。星纪魅族、极星新加坡和本轮投资人提名监事时应当通知公司。

The Company shall have a board of supervisors. The board of supervisors consists of three (3) supervisors, among them, Xingji Meizu has the right to nominate one (1) supervisor, Polestar Singapore has the right to nominate one (1) supervisor and the Investor has the right to nominate one (1) supervisor. The shareholders of the Company shall vote in favor of the supervisors nominated by Xingji Meizu, Polestar Singapore and the Investor at the duly convened shareholders' meeting. Xingji Meizu, Polestar Singapore and the Investor shall notify the Company when nominating supervisors.

2.3.2 监事会设主席一(1)人，不设副主席，监事会主席由星纪魅族有权提名的监事担任。监事会主席召集和主持监事会会议；监事会主席不能履行职务或者不履行职务的，由半数以上监事共同推举一名监事召集和主持监事会会议。

The board of supervisors shall have one (1) chairman and no vice-chairman. The chairman of the board of supervisors shall be the supervisor nominated by Xingji Meizu. The chairman of the board of supervisors shall convene and preside over the meeting of the board of supervisors; if the chairman of the board of supervisors is unable or fails to perform his duties, more than half of the supervisors shall jointly elect a supervisor to convene and preside over the meeting of the board of supervisors.

2.3.3 监事的任期为三(3)年，经星纪魅族、极星新加坡或本轮投资人重新提名可以连选连任。

The term of each supervisor shall be three (3) years and can be renewable upon renomination by Xingji Meizu, Polestar Singapore and the Investor.

2.3.4 监事会应行使法律规定的职权，包括但不限于：

The board of supervisors shall have the powers and functions as provided under the PRC Laws, including without limitation:

(1) 检查公司财务；

inspecting the financial affairs of the Company;

(2) 对董事、高级管理人员执行公司职务的行为进行监督，对违反法律、行政法规、公司章程或者股东会决议的董事、高级管理人员提出罢免的建

议；

supervising the performance of duties by directors and senior management and proposing to remove directors or senior management who violate the provision of laws, administrative regulations, the articles of association or the resolutions of the shareholders' meeting;

(3) 当董事、高级管理人员的行为损害公司的利益时，要求董事、高级管理人员予以纠正；

requiring directors or senior management who act against the interests of the Company to make corrections;

(4) 提议召开临时股东会会议，在董事会不履行召集和主持股东会会议职责时召集和主持股东会会议；

proposing to convene ad hoc shareholders' meeting, convening and presiding the shareholders' meeting when the board of directors fails to convene and preside the shareholders' meeting;

(5) 向股东会会议提出提案；

making proposals at the shareholders' meetings;

(6) 对董事、高级管理人员提起诉讼；及

filing lawsuits against directors or senior management; and

(7) 公司章程规定的其他职权。

any other powers and functions as stipulated in the articles of association.

2.3.5 监事有权列席董事会会议(但无投票权)并对董事会决议事项提出质询或者建议。监事发现公司经营情况异常可以进行调查；必要时可以聘请会计师事务所等协助其工作，费用由公司承担。

Supervisors have the right to attend board meetings (but without voting rights) and raise inquiries or suggestions on board resolutions. Supervisors can conduct investigations upon discovering abnormal business operations of the company; if necessary, an accounting firm can be hired to assist with their work, and the cost will be borne by the company.

2.3.6 监事任职期间不获得报酬，公司也不向监事支付任何费用，但因履行监事职责而发生的合理费用应由公司承担。

The supervisor shall serve without remuneration or reimbursement by the Company in his capacity as supervisor, except that all reasonable expenses incurred for the performance of his duties as supervisor, shall be borne by the Company.

2.3.7 公司将就监事因履行其作为公司监事的职责而发生的一切索赔和责任向监事进行补偿，前提是引起该等索赔和责任的监事的任何作为或不作为不构成故意渎职、严重过失或触犯刑法。

The Company shall indemnify the supervisor against all claims and liabilities incurred pursuant to the performance of his duties as a supervisor of the Company, provided that any acts or omissions of a supervisor which give rise to such claims and liabilities do not constitute intentional misconduct, gross negligence or violations of criminal laws.

2.4 [***]。

.

2.5 如公司章程与本协议规定不符或相冲突，各方应以本协议之规定为准行使权利和履行义务，并在相关法律法规允许之前提下修正公司章程，以使之符合本协议的规定。

If the articles of association are inconsistent with or conflict with the provisions of this Agreement, the Parties shall exercise their rights and perform their obligations subject to the provisions of this Agreement, and to the extent permitted by relevant laws and regulations, amend the articles of association so as to consistent with the provisions of this Agreement.

2.6 如本协议之任何规定依据相关法律法规或市场监督管理部门的要求不适宜写入公司章程，该等规定的效力不受任何影响，各方仍应严格遵守履行。

If any provisions of this Agreement are not appropriate to be incorporated into the articles of association of the Company in accordance with relevant laws and regulations or the requirements of the market supervision and management authorities, the effectiveness of such provisions will not be affected in any way and all Parties shall still strictly abide by and perform them.

第3条　股权变动与调整

Article 3 Equity Changes and Adjustments

3.1 股权转让限制

Restrictions of Equity Transfer

3.1.1 [***]除非本协议明确允许，星纪魅族及极星新加坡不得转让其任何股权。[***]

[***] Unless expressly permitted by this Agreement, neither Xingji Meizu nor Polestar Singapore may transfer any of their equity. [***]

3.1.2 获准转让

Permitted Transfer

(1) 无论本协议是否有任何相反规定，在遵守本第 3.1.2 条其他条款的前提下，任何一方均可在至少提前十(10)个工作日通知其他方后将其全部或部分股权转让给其关联方。该等通知应列明受让关联方的名称、成立地司法管辖区和注册地址，以及受让关联方的法定代表人或授权代表(视情况而定)的姓名，前提是(i)该受让关联方应通过其他方根据其内部政策通常进行的合规检查并遵守适用的反垄断法律；(ii)该受让关联方已签署股权转让协议及其他必要文件；以及(iii)转让一方应继续保证受让关联方适当履行其在本协议项下的义务。

Notwithstanding anything to the contrary contained herein but subject to compliance with the other provisions of this Article 3.1.2, either Party may Transfer all or parts of its equity interests, to an affiliate of that Party by giving at least ten (10) Business Days' prior notice to the other Parties, which shall specify the name, jurisdiction of incorporation and registered address of the transferee affiliate and the name of the legal representative or the authorized representative (as the case may be) of the transferee affiliate, provided that (i) the transferee affiliate shall pass compliance check customarily conducted by the other Parties in accordance with its internal policy and comply with applicable anti-trust laws; (ii) the transferee affiliate have entered into relevant equity transfer agreement and other necessary documents; and (iii) the transferring party shall continue to guarantee the due fulfillment of its obligations under this Agreement by the transferee affiliate.

(2) 如果一方依据本第 3.1.2 条向其关联方转让其全部或部分股权，其他方应被视为已同意该等转让并且已放弃其对该等转让的优先购买权，并应当配合及时签署全部必要的文件、采取全部必要的行动以配合完成该等转让。

If a Party Transfers all or parts of its equity interests to its affiliate pursuant to this Article 3.1.2, the other Party shall be deemed to have consented to that Transfer and to have waived its rights of first refusal in respect of such Transfer and shall cooperate to execute all necessary documents and take all necessary actions to complete such Transfer.

(3) 如果一方向其关联方转让其部分股权，则在本协议项下，该关联方和转让方应被共同视为一方。

If a Party Transfers parts of its equity interests to its affiliate, such affiliate and the transferring party shall be deemed collectively as one Party under this Agreement.

(4) 如果受让关联方不再是转让方的关联方，则该受让关联方(和/或对该受让关联方进行一系列转让的任何后继受让方)必须立即将其全部股权转回给原转让方或原转让方的另一关联方。在此情况下，原转让方或其相关关联方(视情况而定)应立即向非转让方和公司交付根据第 3.4 条经适当签署且有效的承诺函。在受让关联方不再是关联方之日后的六十(60)日内未依据本第 3.1.2(4)条的规定转回该等股权将构成对极星公司合资协议的重大违约。

If the transferee affiliate would cease to be an affiliate of the transferring party, the transferee affiliate (and/or any subsequent transferee in a series of transfers to transferee affiliate) must immediately Transfer all of its equity interests back to the original transferring party or another affiliate of the original transferring party. In this case, the original transferring party or its relevant affiliate (as the case may be) shall immediately deliver to the non-transferring party and to the Company a duly executed and valid undertaking pursuant to Article 3.4. Failure to transfer back such equity interest in accordance with Article 3.1.2 (4) within sixty (60) days of the date on which the transferee Affiliate ceases to be an affiliate shall constitute a material breach of the Polestar Joint Venture Agreement.

3.1.3 为免疑义，无论如何，任何一方不得将公司股权转让给从事公司竞争业务的主体(“**竞争对手**”)。[***]。除非极星新加坡另行书面同意，星纪魅族不得向极星新加坡竞争对手转让任何股权。除非星纪魅族另行书面同意，极星新加坡不得向星纪魅族竞争对手转让任何股权。

For the avoidance of doubt, no Party shall transfer the equity of the Company to any entity engaged in the Company’s competitive business (“**Competitors**”). [***] Unless otherwise agreed in writing by Polestar Singapore, Xingji Meizu shall not transfer any equity to Polestar Singapore’s competitors. Unless otherwise agreed in writing by Xingji Meizu, Polestar Singapore shall not transfer any equity to Xingji Meizu’s competitors.

3.2 优先购买权

Right of First Refusal

3.2.1 在遵守第 3.1 条规定的前提下，任何一方仅在收到要约(“**要约**”)时方可向除股东外的第三方(“**第三方购买方**”)转让其全部或部分股权(“**出售股权**”)，该等要约包含购买该等股权的要约的重要条款和条件(包括要约的价格和拟议完成日期)。上述情形发生时，转让方应以书面形式将拟转让股权的数额及转让价格和主要条件通知非转让方。在计算一名股东有权优先购买的出售股权数量时，应将转让方的出售股权在各行使优先购买权的股东之间按照转让通知发出当日各行使优先购买权股东的持股比例进行分配。

Subject to compliance with the provisions of Article 3.1, either Party may Transfer all or parts of its equity interests (the “**Sale Equity Interests**”) to a third party other than the shareholders (a “**Third Party Purchaser**”) only if it receives an offer (the “**Offer**”), which contains the material terms and conditions of an offer to purchase such equity interests (including the price and the intended completion date of the Offer). Upon the occurrence of the above circumstances, the transferor shall give a written notice to the non-transferring party of the amount of equity to be transferred, transfer price and major conditions. When calculating the amount of the Sale Equity Interests that a shareholder has the right to preemptively purchase, the transferor's Sale Equity Interests should be distributed among the shareholders who exercised the preemptive right according to the shareholding ratio of each shareholder who exercised the preemptive right on the day when the transfer notice was issued.

3.2.2 如果转让方收到其希望接受的要约，其必须立即向非转让方发出书面通知(“**转让通知**”)，提出以与要约中规定的相同现金价格及不逊于要约中包含的条款向非转让方或其指定人士出售相关股权。

In the event that the transferring party receives an Offer which it wishes to accept, it must immediately give a written notice (the “**Transfer Notice**”) to the non-transferring party offering to sell the relevant equity interests to the non-transferring party or its nominee at the same cash price as set forth in the Offer, and on terms which are no less favorable than those contained in the Offer.

3.2.3 转让通知必须说明：

The Transfer Notice must state:

(1) 转让方出售相关股权的意图；

the transferring party's intent to sell the relevant equity interests;

(2) 拟转让的相关股权的拟议数额；

the proposed amount of the relevant equity interests to be Transferred;

(3) 拟议转让的价格及主要条款和条件；

the price and principal terms and conditions of the proposed Transfer;

(4) 第三方购买方的身份，以及，如果作为受托人，信托的最终受益所有人的身份；以及

the identity of the Third Party Purchaser and, where acting as trustee, the ultimate beneficial owner of the trust; and

(5) 非转让方可能合理要求的要约的所有其他条款和条件的任何其他细节。

any other details of all other terms and conditions of the Offer that may be reasonably required by the non-transferring party.

3.2.4 非转让方应在收到转让通知起四十(40)个工作日内("**接受期**")通知转让方其是否希望购买或指定一名被指定人购买相关股权。如果非转让方选择行使其优先认购权，则其应根据转让通知中所列明的条款和条件购买，且转让方必须根据转让通知中所列明的条款和条件出售相关股权。

The non-transferring party shall, within forty (40) Business Days from the receipt of the Transfer Notice (the "**Acceptance Period**"), notify the transferring party whether it desires to purchase or designate a nominee to purchase the relevant equity interests. If the non-transferring party chooses to exercise its pre-emptive right, then it shall purchase, and the transferring party must sell, the relevant equity interests in accordance with the terms and conditions set forth in the Transfer Notice.

3.2.5 如果非转让方未在接受期限内通知转让方其购买相关股权的意图，则非转让方 应被视为已同意向转让通知中确定的第三方购买方进行拟议的转让。转让方之 后可以根据转让通知中所列明的条款和条件向第三方购买方转让相关股权。 If the non-transferring party fails to notify the transferring party of its intention to purchase the relevant equity interests within the Acceptance Period, then the non- transferring party shall be deemed to have consented to the proposed Transfer to the Third Party Purchaser identified in the Transfer Notice. The transferring party may thereafter Transfer the relevant equity interests to the Third Party Purchaser in accordance with the terms and conditions set forth in the Transfer Notice. 3.3 随售权 Tag-along Right 3.3.1 即使本协议有任何相反规定，在现有股东根据本协议第 3.1 条转让股权时非转 让方就转让方拥有的股权享有随售权，根据该等随售权，如果现有股东拟向善 意第三方购买方转让其全部或部分股权，在非转让方不行使第 3.2 条规定的优 先购买权的情况下，转让方应促使第三方购买方向非转让方发出购买其部分或 全部股权的要约(“随售要约”)，其条款和条件不应劣于第三方购买方向转让方 提供的条款和条件。非转让方向第三方购买方出售的股权数额应不多于出售股 权乘以一个分数，该分数的分子为行使随售权的一方在转让通知当日持有的股 权，分母为转让方及行使随售权的全体股东在随售要约当日合计持有的股权。 如果第三方购买方未能根据本第 3.3 条向非转让方发出随售要约，则第三方购 买方将无权完成转让，且公司全体股东应促使公司不得登记与该等转让有关的 股权变更。如果非转让方接受随售要约，则转让方转让的完成应以非转让方持 有的股权被购买为前提条件。 Notwithstanding anything to the contrary contained herein, if any Existing Shareholder Transfer any equity interests pursuant to Article 3.1 hereof, the non-transferring party shall have a tag-along right in respect of such Transfer, pursuant to which in the event that any Existing Shareholder intends to Transfer all or parts of its equity interests to a bona fide Third Party Purchaser, to the extent that the non-transferring party does not exercise its right of first refusal provided under Article 3.2, the transferring party shall procure that the Third Party Purchaser makes an offer (the “Tag-along Offer”) to the non-transferring party to purchase part or all of its equity interests on the terms and conditions no less favourable than those offered by the Third Party Purchaser to the transferring party simultaneously. The number of equity interests the non-transferring party sells to the Third Party Purchase shall be no more than the Sale Equity Interests multiplied by a fraction, the numerator of which shall be the number of equity interests held by the non-transferring party on the date of Tag-along Offer and the denominator of which shall be the total number of equity interests held by the transferring party and the shareholders who exercise the tag-along right on the date of Tag-along Offer. If the Third Party Purchaser fails to make the Tag-along Offer to non- transferring party in accordance with Article 3.3, the Third Party Purchaser shall not be entitled to complete the Transfer and all the shareholders shall procure that the Company shall not register the change in the equity interests in connection with such Transfer. If the Tag-along Offer is accepted by the non-Transferring Party, the completion of the Transfer of the transferring Party shall be conditional on completion of the purchase of the Equity Interests held by the non-Transferring Party. 3.4 义务的承继 Assumption of Obligations 3.4.1 即使本协议有任何相反规定，除非每一受让方已向非转让方提供合法有效的承 诺，以履行转让方在本协议项下的义务，并同意所转让的股权受本协议和章程 的约束，如同该受让方是本协议的原始缔约方，否则不得根据本协议第 3.1 条、 第 3.2 条及第 3.3 条转让任何股权。 Notwithstanding anything to the contrary contained herein, no equity interests may be Transferred pursuant to Article 3.1, Article 3.2 and Article 3.3 under this Agreement unless each transferee has delivered to the non-transferring party a valid and effective undertaking to perform the obligations of the transferring party under this Agreement and agrees to be bound by this Agreement and the articles of association in respect of the equity interests so Transferred as if the transferee had been an original party to this Agreement. 3.5 优先认购权 Pre-emptive Right 3.5.1 对于公司股东会通过的增加注册资本，公司应根据本协议向全体股东发出要约， 该要约使全体股东有权自行或指定第三方最多按照其在公司的持股比例以与公 司拟向认购人提出的相同发行条件和对价优先认购公司新增的注册资本 (“优先 认购权”)。 In connection with any increase in the registered capital as approved by the shareholders’ meeting of the Company, the Company shall make an offer to all shareholders in accordance herewith, which shall entitle all shareholders to subscribe for the Company’s new registered capital, on their own or through a third party, based on the shareholding ratio in the Company at the same conditions and for the same consideration as those proposed to be offered by the Company to the Subscribers (the “Pre-emptive Right”). 3.5.2 在公司新增注册资本(“拟定发行”)前至少[***]日或全体股东书面同意的更短期 间内，公司应向全体股东送达关于拟定发行的书面通知(“发行通知”)，发行通 知应列明(i)此次发行股权的数量、类型及条款；(ii)该拟定发行实施后公司能够 收到的对价；和(iii)认购人的详细资料。 At least [***] days before the Company intends to increase the registered capital (“Proposed Issuance”) or within a shorter period with the written consent of all shareholders, the Company shall send a written notice of the Proposed Issuance to all shareholders (“Issuance Notice”). The Issuance Notice should specify (i) the amount, type and terms of the equity to be issued; (ii) the consideration that the Company will receive after the Proposed Issuance is implemented; and (iii) the details of the subscribers. 3.5.3 在公司向全体股东送达发行通知之后，全体股东必须在其收到发行通知后的 [***]日(“优先认购答复期限”)内以书面形式答复公司，表明其：(i)针对拟定发 行放弃优先认购权，或(ii)针对拟定发行行使优先认购权以及行权认购的主体与 股权数量(该答复此时称“优先认购通知”)。如全体股东在收到发行通知后未在 优先认购答复期限内以书面形式作出任何答复，则应视为其已针对拟定发行放 弃优先认购权，并应及时配合签署全部必要的文件、采取全部必要的行动配合 完成发行股权的交易。 After the Company delivers the Issuance Notice to all shareholders, all shareholders shall respond to the Company in writing within [***] days after receiving the Issuance Notice (the “Preferential Subscription Response Period”), indicating that it: (i) gives up the Pre-emptive Right for the Proposed Issuance, or (ii) exercises the Pre- emptive Right for the Proposed Issuance and the entities and the number of equity shares to be exercised (this reply is referred to as the “Pre-emptive Subscription Notice” at this time). If all shareholders do not respond in writing within the Pre- emptive Subscription Response Period after receiving the Issuance Notice, they shall be deemed to have given up their Pre-emptive Right for the Proposed Issuance and shall execute all necessary documents and take all necessary actions in a timely manner to facilitate the completion of the issuance of equity interests. 3.6 [***] 3.7 分红派息 Dividends 公司于第一次增资交割日后的资本公积、滚存未分配利润等由现有股东及本轮投资人 依据其实缴出资比例享有。 The Existing Shareholders and the Investors shall be entitled to the capital reserves and the accumulated and undistributed profit of the Company after the Closing Date of the First Capital Increase based on their respective paid-in capital contributions. 3.8 [***] 第4条 各方的约定 Article 4 Agreement of the Parties 4.1 [***] 4.2 知情权 Information Right 本轮投资人持有公司股权期间，本轮投资人对公司拥有知情权，包括但不限于： During the period when the Investor holds the equity of the Company, the Investor shall have the right to information about the Company, including but not limited to: 4.2.1 公司应在每个会计年度结束后[***]个月内向本轮投资人提供具有上市公司审计 资质的会计师事务所出具的审计报告； Within [***] months after the end of each fiscal year, an audit report shall be provided to the Investor issued by an accounting firm with qualification to audit listed companies. 4.2.2 公司应在每季度结束[***]个工作日内，向本轮投资人提供公司的季度财务报表； Within[***] Business Days of the end of each of the fiscal quarters, a quarterly financial statements of the Company shall be provided to the Investor. 4.2.3 公司应在本轮投资人合理要求的前提下，及时向本轮投资人提供关于公司生产 经营和财务状况的其他信息，包括但不限于为核实公司利润分配及税收分配合 理性之目的向本轮投资人提供必要的材料及信息。 The Company shall promptly provide the Investor with other information regarding the production, operation and financial status of the Company, as reasonably requested by the Investor, including but not limited to providing necessary materials and information to the Investor for the purpose of verifying the rationality of the Company’s profit distribution and tax distribution. 4.3 清算优先权 Liquidation Preference 4.3.1 如本轮投资人持有公司股权期间出现必须按法律程序进行清算的情形或出现任 何视为清算事件(定义见下文)时，各方同意，本轮投资人有权自公司资产或股 东因视为清算事件所取得的资产中优先于公司任何其他股东先行受偿[***]。 If a liquidation is required by law or any Deemed Liquidation Event (as defined below) occurs during the period when the Investor hold any equity of the Company, all Parties agree that the Investor shall have the right to be [***]. 4.3.2 视为清算事件。公司的“视为清算事件”应视为由以下事件引起或包括以下事件： Deemed Liquidation Event. The “Deemed Liquidation Event” of the Company shall be considered as caused by or including the following events: (1) 公司被并购、公司重组或出售主要财产导致公司控股股东或实际控制人发生 改变； The Company is merged, reorganized, or sells major assets, resulting in a change in the Controlling Shareholder or the actual controller of the Company; (2) 任何使公司[***]以上的资产或业务被转移或出售，但该等转移或出售未使得 该等资产或业务的实际控制权发生变化的除外。

Any transfer or sale of more than [***] of the Company's assets or business, except for such transfers or sales that do not result in a change in the actual control of such assets or business.

4.4 配合义务

Obligation of Cooperation

4.4.1 为使公司顺利实现上市之目的，全体股东及公司应立刻做出一切努力，采取或促使他方采取所有必需和适当的行动，做出或促使他方做出适用法律项下为公司上市之目的相关的所有必需或适当的事情，并签署和交付所有必要的文件和其他文书，包括向公司为上市之目的聘请的中介机构提供必要的尽职调查材料、签署必要的承诺及确认文件、促使各自提名的董事、监事在董事会上对相关交易给予同意，并就此签署董事会决议，以及签署所有需要的文件；以及各自在股东会上对公司上市给予同意，并就此签署股东会决议，以及签署所有需要的文件。

For the purposes of the listing of the Company, all shareholders and the Company shall promptly make all efforts to take or cause other Parties to take all necessary and appropriate actions, do or cause other Parties to do all necessary or appropriate things relevant to the listing of the Company under the law, and sign and deliver all necessary documents and other files, including providing necessary due diligence materials and execute necessary undertakings and confirmation documents to intermediaries engaged by the Company for the purpose of listing, urging the respective nominated directors and supervisors to agree to the relevant transactions at the board of directors, and sign the board of directors resolutions, and sign all required documents; and each to give consent to the listing of the Company at the shareholders' meeting, and sign the shareholders' meeting resolutions, and signing all required documents.

4.5 特殊权利终止

Termination of the Preferential Right

4.5.1 本轮投资人在此确认并同意，为使公司顺利实现上市之目的，限于本协议第[***]条的约定和届时法律法规和上市规则的规定和要求，本协议项下本轮投资人的随售权(第 3.3 条)、[***]、[***] 、清算权优先(第 4.3 条)以及任何其他可能构成公司首次公开发行的法律障碍或对公司上市进程造成任何不利影响的条款，应当于公司向证券监管部门或证券交易所正式递交关于首次公开发行的相关材料之日起自始无效且未来亦不再恢复法律效力。

The Investor hereby confirms and agrees that for the purpose of the successful listing of the Company, subject to the provisions of Article [***] in this Agreement and the provisions and requirements of laws, regulations and listing rules at that time, the tag-along right (Article 3.3), [***], [***] (Article 4.1), liquidation preference (Article 4.3) which entitled to the Investor under this Agreement, and any other terms that may constitute legal obstacles to the IPO of the Company or have any adverse impact on the Company's listing process, shall be null and void *ab initio* on the date when the Company applies relevant documents to the securities regulatory authorities or stock exchanges formally for the IPO or listing, and shall not regain legal effect in the future.

4.5.2 [***]

4.5.3 [***]

第5条 违约及赔偿

Article 5 Liability for Breach of Contract

5.1 本协议任何一方违反、没有履行、没有完全履行或没有适当履行其在本协议项下的任何义务，或者违反本协议的任何条款(包括但不限于该方在本协议项下的陈述、保证或承诺)，无论是由于作为或是不作为，均构成违约(“**违约**”，违约的一方下称“**违约方**”)。

Any breach, failure to perform, failure to fully perform or failure to properly perform any of its obligations under this Agreement or any breach of any provision of this Agreement (including, but not limited to, any representation, warranty or undertaking of such Party under this Agreement), whether by act or omission, shall constitute a Breach (“**Breach**”, hereinafter referred to as the “**Breaching Party**”).

5.2 违约方应对履约方由于违约方违反本协议而产生的所有损失、损害、责任、诉讼及合理的费用和开支(“**损失**”)承担赔偿责任，但不得超过违约方订立本协议时预见到或者应当预见到的因违反本协议可能造成的损失。

The Breaching Party shall be liable to the performing party for all losses, damages, liabilities, lawsuits and reasonable costs and expenses (“**Losses**”) arising from the Breaching Party's Breach of this Agreement, but not exceeding the losses that the Breaching Party anticipated or should have foreseen at the time of entering into this Agreement.

5.3 违约方依据上述第 5.2 条进行的赔偿不得影响履约方根据中国法律或本协议其他条款应该享有的其他权利和救济途径。

Any indemnifications made by the Breaching Party pursuant to Article 5.2 above shall not affect any other rights and remedies that the performing party may have under the laws of the PRC or other provisions of this Agreement.

第6条　协议效力

Article 6 Effectiveness

6.1 本协议自各方有效签署之日起成立，自第一次增资交割日起生效。本协议作为增资协议的补充协议，与增资协议就同一事项的约定有冲突时，优先适用本协议的相关规定。增资协议无效、失效或终止履行时，本协议亦不再执行。

This Agreement shall be formed upon effective execution by the Parties hereto and become effective upon the closing date of the first capital increase. In case there is any conflict between this Agreement, as the supplement agreement of the Equity Purchase Agreement, and the Equity Purchase Agreement in respect of the same matter, the relevant provisions in this Agreement shall prevail. This Agreement shall cease to be executed when the Equity Purchase Agreement is invalidated, becomes invalid or terminates the performance thereof.

6.2 在不影响本协议其它条款规定的前提下，如本协议的任何条款被裁定无效、不合法、违反公共利益或不可执行，则该条款(在其无效、不合法、违反公共利益或不可执行的范围内)不得实施，并应被视为不包含在本协议中，但本协议的其余条款的有效性、合法性及可执行性不应受到任何影响和损害。各方则应尽一切合理努力以有效及可执行的替代条款替换该无效、不合法、违反公共利益或不可执行的条款，替代条款的效力应尽可能与该无效、不合法、违反公共利益或不可执行的原定意图相同。

Without affecting other provisions of this Agreement, if any provision of this Agreement is held to be invalid, illegal, contrary to the public interest or unenforceable, such provision (to the extent that it is invalid, illegal, contrary to the public interest or unenforceable) shall not be implemented and shall be deemed not to be included in this Agreement, but the validity, legality and enforceability of the remaining provisions of this Agreement shall not be affected or impaired in any way. The Parties shall make all reasonable efforts to replace the invalid, illegal, contrary to the public interest or unenforceable provision with a substitute, valid and enforceable provision, which most closely effectuates the Parties' intent in entering into this Agreement.

6.3 本协议就同一事项约定与极星公司合资协议不一致的，应以本协议约定为准。

If the agreement in this Agreement is inconsistent with the Shareholders Agreement of Polestar on the same matter, the agreement in this Agreement shall prevail.

6.4 尽管本协议有任何相反的约定，就星纪魅族及极星新加坡双方而非其他方而言，该等双方的权利和义务应以极星公司合资协议的约定为准。本协议中对星纪魅族及极星新加坡双方的权利和义务与极星公司合资协议的约定不一致的，在星纪魅族及极星新加坡双方之间应以极星公司合资协议为准。

Notwithstanding any contrary to this Agreement, the rights and obligations of Xingji Meizu and Polestar Singapore, but not other parties, shall be in accordance with the provisions of the Polestar Joint Venture Agreement. Where the rights or obligations of Xingji Meizu and Polestar Singapore in this Agreement are inconsistent with the Polestar Joint Venture Agreement, the Polestar Joint Venture Agreement shall prevail between Xingji Meizu and Polestar Singapore.

第7条　不可抗力

Article 7 Force Majeure Event

7.1 "**不可抗力事件**"指本协议签署日之后所发生的地震、海啸、台风、火灾、水灾、战争、恐怖行为或恐怖主义威胁、疾病或流行病，或其他自然或人为灾害等无法预见、无法避免的重大事件，该事件超出各方的控制且阻碍各方履行本协议。

"**Force Majeure Event**" means earthquake, tsunami, typhoon, fire, flood, war, terrorist act or threat of terrorism, disease or epidemic or other natural or manmade disasters and other unforeseeable and unavoidable major events which are beyond the control of the Parties occurring after the execution date of this Agreement.

7.2 受不可抗力事件影响的任何一方应及时将事件的发生通知其他方。

Any Party affected by a Force Majeure Event shall promptly notify the other Parties of the occurrence of the event.

7.3 如果受影响一方因不可抗力事件迟延履行或无法履行其在本协议项下的义务，受影响一方仅在该等迟延或无法履行的范围内无需对由此产生的任何损害负责。受影响一方应采取适当措施消除不可抗力事件的影响，或将其影响最小化，并且应尝试重新履行被不可抗力事件迟延或阻碍的义务。不可抗力事件消除后，各方同意尽最大努力重新履行本协议。

If the affected Party is delayed in performance or prevented from performing its obligations under this Agreement because of a Force Majeure Event, the affected Party shall not be liable for any damages arising therefrom only to the extent of such delay or failure of performance. The affected Party shall take appropriate measures to eliminate or minimize the effects of the Force Majeure Event and shall attempt to resume performing its obligations delayed or hindered by the Force Majeure Event. After the removal of the Force Majeure Event, the Parties agree to use their best efforts to resume performing this Agreement.

第8条 适用法律和争议的解决

Article 8 Governing Law and Dispute Resolution

8.1 本协议的订立、效力、解释、履行和争议的解决应受中国法律的管辖，并依其解释。但是，若已公布的中国法律、法规未对与本协议有关的特定事项加以规定，则应在中国法律、法规许可的范围内参照一般国际商业惯例。

The formation, validity, interpretation, performance and dispute resolution of this Agreement shall be governed by and construed in accordance with the laws of the PRC. However, if the published PRC laws and regulations do not provide for specific matters related to this Agreement, the general international business practice shall be referred to the extent permitted by PRC laws and regulations.

8.2 凡因执行本协议所发生的或与本协议有关的一切争议，各方应通过友好协商解决。若任何争议无法在争议发生后六十(60)日内通过协商解决，则任何一方有权将该争议提交中国国际经济贸易仲裁委员会上海分会(“**仲裁委员会**”)仲裁，仲裁地点在上海，根据该会届时有效的仲裁程序和规则进行仲裁。仲裁庭由三名按照仲裁规则指定的仲裁员组成，申请人指定一名仲裁员，被申请人指定一名仲裁员，第三名仲裁员由前两名仲裁员协商指定或由仲裁委员会指定。仲裁语言为中文。仲裁裁决是终局的，对各方都有约束力。

All disputes arising out of or in connection with this Agreement shall be settled by the Parties through friendly negotiation. If any dispute cannot be settled through negotiation within sixty (60) days after the dispute arises, either Party shall have the right to submit the dispute to China International Economic and Trade Arbitration Commission Shanghai Branch (“CIETAC”) for arbitration in Shanghai in accordance with the CIETAC’s arbitration procedures and rules then in force. The arbitral tribunal shall be composed of three arbitrators appointed in accordance with the arbitration rules. The applicant shall appoint one arbitrator, the respondent shall appoint one arbitrator, and the third arbitrator shall be appointed by the first two arbitrators through consultation or by the arbitration Commission. The language of arbitration shall be Chinese. The arbitral award shall be final and binding upon all Parties.

8.3 仲裁期间，各方继续拥有各自在本协议项下的其他权利并应继续履行其在本协议下的相应义务。

During the arbitration, each Party shall continue to have its other rights under this Agreement and shall continue to perform its corresponding obligations under this Agreement.

第9条　其他条款

Article 9 Miscellaneous

9.1 转让

Assignment

除本协议另有约定外，未经其他方事先书面同意，任何一方均无权转让本协议规定的权利、利益或义务。

Unless otherwise provided in this Agreement, no Party shall have the right to assign its rights, interests or obligations under this Agreement without the prior written consent of the other Parties.

9.2 修订

Amendments

除非各方均签署书面文件，本协议不得被修订、修改或补充。

This Agreement may not be amended, modified or supplemented except by an instrument in writing signed by all Parties.

9.3 可分割性

Severability

本协议项下的各项义务都应该被视为单独的义务而各自具有可强制执行性，当本协议的某一或某些义务不可被执行时，其他义务的可执行性不受影响。本协议对一方不能执行，并不影响本协议在其他方之间的可执行性。

The obligations hereunder shall be deemed as separate obligations and can be enforced separately. If certain obligation or obligations hereunder become unenforceable, the enforceability of the other obligations shall not be affected. The unenforceability of this Agreement against any Party shall not affect the enforceability of this Agreement between the other Parties.

9.4 弃权

Waiver

除非协议另有规定，一方未行使或迟延行使本协议项下的权利、权力或特权，不视为放弃这些权利、权力和特权，而单一或部分行使这些权利、权力和特权并不排斥行使任何其他权利、权力和特权。

Unless otherwise provided in this Agreement, any Party's failure to exercise or delay in exercising any right, power or privilege under this Agreement shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

9.5 语言与文本

Language and Text

本协议以英文和中文书就。如果这两个版本之间出现矛盾或冲突，应以中文版本为准。本协议正本一式伍(5)份，各方各持壹(1)份，余壹(1)份由公司备存，各份具有同等法律效力。

This Agreement is written in English and Chinese. If there is any inconsistency or conflict between these two versions, the Chinese version shall prevail. This Agreement is made in five (5) originals, with each Party holding one (1) copy and the remaining one (1) copy kept by the Company. Each copy shall have the same legal effect.

9.6 完整协议

Entire Agreement

本协议与增资协议构成各方关于本次投资的完整协议，并取代各方达成的任何口头约定。本协议约定与公司章程约定不一致的，各方同意应按本协议及增资协议的约定执行。

This Agreement and the Equity Purchase Agreement constitute the entire agreement between the Parties regarding the Investment and supersede any oral agreements reached by the Parties. If the provisions of this Agreement are inconsistent with the provisions of the articles of association of the Company, the Parties agree that this Agreement and the Equity Purchase Agreement shall prevail.

[本页以下无正文]

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[本页无正文，为《关于极星时代科技（南京）有限公司之股东协议》签署页]

Signature Page to Shareholders Agreement of Polestar Times Technology (Nanjing) Co., Ltd.

兹此为证，本协议的每一方已促使其正式授权的代表于文首所载的日期签订本协议，以昭信守。

IN WITNESS WHEREOF, the Party hereto has caused its duly authorized representative to execute this Agreement on the date first above written.

本轮投资人 **Investor**	**南京江宁经开产业股权投资合伙企业（有限合伙）(盖章)** **Nanjing Jiangning Economic and Technological Development Zone Industrial Equity Investment Partnership (Limited partnership)** **(SEAL)** 签署： /s/ Signed by Company Seal By: 姓名： Name: 职位： Title:

[本页无正文，为《关于极星时代科技（南京）有限公司之股东协议》签署页]

Signature Page to Shareholders Agreement of Polestar Times Technology (Nanjing) Co., Ltd.

兹此为证，本协议的每一方已促使其正式授权的代表于文首所载的日期签订本协议，以昭信守。

IN WITNESS WHEREOF, the Party hereto has caused its duly authorized representative to execute this Agreement on the date first above written.

公司
Company

极星时代科技（南京）有限公司(盖章)
Polestar Times Technology (Nanjing) Co., Ltd.(SEAL)

签署： /s/ Signed by Company Seal
By:
姓名：
Name:
职位：
Title:

[本页无正文，为《关于极星时代科技（南京）有限公司之股东协议》签署页] Signature Page to Shareholders Agreement of Polestar Times Technology (Nanjing) Co., Ltd. 兹此为证，本协议的每一方已促使其正式授权的代表于文首所载的日期签订本协议，以昭信 守。 IN WITNESS WHEREOF, the Party hereto has caused its duly authorized representative to execute this Agreement on the date first above written. 现有股东 Existing shareholders 江苏星纪魅族科技有限公司(盖章) Jiangsu Xingji Meizu Technology Co., Ltd.(SEAL) 签署：_____/s/ Ziyu Shen__ By: 姓名：Ziyu Shen Name: Ziyu Shen 职位：执行董事 Title: Executive Director [本页无正文，为《关于极星时代科技（南京）有限公司之股东协议》签署页] Signature Page to Shareholders Agreement of Polestar Times Technology (Nanjing) Co., Ltd. 兹此为证，本协议的每一方已促使其正式授权的代表于文首所载的日期签订本协议，以昭信 守。 IN WITNESS WHEREOF, the Party hereto has caused its duly authorized representative to execute this Agreement on the date first above written. 现有股东 Existing Shareholders Polestar Automotive (Singapore) Distribution Pte. Ltd. 签署：_____/s/ Yaru Li__________________ By: 姓名：Yaru Li Name: Yaru Li 职位：董事 Title: Director [本页无正文，为《关于极星时代科技（南京）有限公司之股东协议》签署页] Signature Page to Shareholders Agreement of Polestar Times Technology (Nanjing) Co., Ltd. 兹此为证，本协议的每一方已促使其正式授权的代表于文首所载的日期签订本协议，以昭信 守。 IN WITNESS WHEREOF, the Party hereto has caused its duly authorized representative to execute this Agreement on the date first above written. 现有股东 Existing Shareholders Polestar Automotive (Singapore) Distribution Pte. Ltd. 签署：____/s/ Ang Weilun_________________ By: 姓名：Ang Weilun Name: Ang Weilun 职位：董事 Title: Director